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                                                                    EXHIBIT 10.8

                          WESTSTAR ENVIRONMENTAL, INC.

                       1997 NONSTATUTORY STOCK OPTION PLAN

                                    SECTION 1
                            PURPOSE AND SCOPE OF PLAN

         The purpose of this Plan is to advance the interests of Weststar Environmental, Inc. (the "Company") and its stockholders by helping the Company obtain the services of key management employees, officers, directors, consultants and advisors upon whose judgment, initiative, and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. These goals will be effectuated by granting Options to purchase stock to such persons. Such Options are not intended to qualify as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1986, as amended.

                                    SECTION 2
                               CERTAIN DEFINITIONS

         Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

         A. "1933 Act" means the federal Securities Act of 1933, as amended;

         B. "Board of Directors" means the Board of Directors of the Company;

         C. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board of Directors and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

         D. "Committee" means the committee of two or more Directors, appointed by the Board of Directors pursuant to subsection 3(a), below, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board of Directors during such times as no Committee is appointed by the Board of Directors;

         E. "Common Stock" means shares of the Company's Common Stock, $.001 par value;

         F. "Company" means Weststar Environmental, Inc. a Florida corporation, and/or its Subsidiaries;

         G. "Eligible Participant" means a person who, on the Grant Date as hereinafter defined, is a key management employee, officer, director, consultant or advisor rendering bona fide services
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to the Company provided, however, that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction;

         H. "Grant Date" means the date on which the Option is deemed to be granted to the Optionee, as determined by the Committee.

         I. "Option" means an Option granted pursuant to this Plan entitling the option holder to acquire shares of Common Stock issued by the Company pursuant to the valid exercise of the Option;

         J. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

         K. "Option Stock" means Common Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

         L. "Optionee" means an Eligible Participant to whom Options are granted hereunder;

         M. "Plan" means this 1997 Nonstatutory Stock Option Plan of the
Company;

         N. "Stock Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

         O. "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

                                    SECTION 3
                             ADMINISTRATION OF PLAN

         (a) This Plan shall be administered by a Committee appointed by the Board of Directors for such purpose. Such Committee shall consist of not less than two members of the Board of Directors. No member of the Committee or the Board of Directors shall vote on any matter that affects the specific right of such member to receive Options under the Plan or the terms of any Options receivable by such member under the Plan.

         (b) The Committee shall have full authority and discretion to determine, consistent with the provisions of this Plan, the Eligible Participants to be granted Options, the times at which Options shall be granted, the Option Price of the shares subject to each Option, the number of shares subject to each Option, the period during which each Option shall be exercisable, and the terms to be set forth on each Option certificate. The Committee shall also have the authority and power to impose such contractual restrictions, conditions, limitations and forfeitures relating to such Options and the shares subject to each Option as the Committee shall determine. The Committee shall have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan.


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         (c) The Committee's interpretation and construction of any provisions of this Plan or any Option granted hereunder shall be final, conclusive, and binding.

                                    SECTION 4
                     ELIGIBILITY AND AWARD OF STOCK OPTIONS

         (a) The Committee may, from time to time, determine the Eligible Participants who shall be granted Options under this Plan. An Eligible Participant who has been granted an Option may be granted an additional Option or Options under this Plan if the Committee shall so determine. The granting of an Option under this Plan shall not affect any outstanding stock option previously granted to an Optionee under this Plan or any other plan of the Company.

         (b) Additional Options may be granted by the Committee, at any time and from time to time, to new Optionees, or to then Optionees, or to a greater or lesser number of Optionees, and may include or exclude previous Optionees. Options granted need not contain similar provisions.

                                    SECTION 5
                         SHARES OF STOCK SUBJECT TO PLAN

         Subject to the provisions of Section 12 of this Plan, the number of shares that may be issued pursuant to the Options granted by the Committee under this Plan shall not exceed one million (1,000,000) shares of the Common Stock of the Company. Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an Option under this Plan that expires for any reason or is terminated unexercised as to such shares may again be subject to an Option under this Plan.

                                    SECTION 6
                             STOCK OPTION AGREEMENTS

         Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by such Stock Option Agreements or other agreements, in such form as the Committee, shall, from time to time, approve. Such agreements shall comply with and be subject to the terms and conditions of this Plan.

                                    SECTION 7
                                  OPTION PRICE

         (a) Each Option shall state the number of shares to which it pertains and shall state the Option Price, which shall not be less than the par value of the Common Stock.

         (b) The Option Price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by check.


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         (c) The cash proceeds from the sales of Common Stock pursuant to the exercise of Options are to be added to the general funds of the Company and used for its corporate purposes.

                                    SECTION 8
                          TERM AND EXERCISE OF OPTIONS

         (a) Subject to the provisions of Section 11, below, the terms of exercisability of each Option granted hereunder shall be determined by the Committee at its discretion.

         (b) An Option may be exercised to the extent exercisable by: (i) giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof; and (ii) giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

                                    SECTION 9
                               NONTRANSFERABILITY

         All Options granted under this Plan shall be nontransferable by the Optionee, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime, only by him or her.

                                   SECTION 10
                               REQUIREMENTS OF LAW

         The granting of Options and the issuance of shares of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.

                                   SECTION 11
                                DEATH OF OPTIONEE

         In the event of the death of an Optionee such deceased Optionee's legal heirs or estate shall have the right to exercise all outstanding Options to the extent that such deceased Optionee was entitled to exercise them at the date of his or her death.


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                                   SECTION 12
                                   ADJUSTMENTS

         (a) Except as described in Section 12(b) below, in the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding Option and the Option Prices or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

         (b) The Company is currently contemplating an initial public offering of shares of its Common Stock. In connection therewith and prior to any such initial public offering of shares of its Common Stock, the Company expects to engage in a forward stock split (the "Stock Split") thereby increasing the number of outstanding shares of its Common Stock. In the event such Stock Split is in the amount of 20:1 or any lesser proportion no adjustment in the number of shares subject to each outstanding option at the time of the Stock Split shall be made pursuant to Section 12(a) above. However, should such Stock Split result in an increase of outstanding shares of Common Stock at a rate of greater than 20:1, then the change in the number of outstanding shares of Common Stock attributable to the Stock Split shall be subject to Section 12(a) above, but only with regard to that part of the change in the number of outstanding shares which is directly attributable to the Stock Split being at a rate of greater than 20:1.

                                   SECTION 13
             CLAIM TO STOCK OPTION, OWNERSHIP, OR CONTRACTUAL RIGHTS

         No person shall have any claim or right to be granted Options under this Plan. No Optionee, before issuance of the stock, shall be entitled to voting rights, dividends, or other rights of stockholders except as otherwise provided in this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to continue any relations with the Company as an independent contractor.

                                   SECTION 14
                              UNSECURED OBLIGATION

         Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts that may become payable to any Optionee.


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                                   SECTION 15
                                EXPENSES OF PLAN

         The expenses of administering the Plan shall be borne by the Company.

                                   SECTION 16
                                 INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which the person may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in satisfaction of judgment in any such action, suit, or proceeding against the person, provided the Company shall be given an opportunity, at its own expense, to handle and defend the action on the individual's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power than the Company may have to indemnify them or hold them harmless.

                                   SECTION 17
                            AMENDMENT AND TERMINATION

         Unless this Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted after April 27, 2007. The Board of Directors may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, provided, however, that the Board of Directors may not without prior approval by the Company's Shareholders:

         (a) Increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan except as provided in Section 12, above; and

         (b) Extend the period during which Options may be granted.

                                   SECTION 18
            APPLICABILITY OF PLAN TO OTHER OUTSTANDING STOCK OPTIONS

         This Plan shall not affect the terms and conditions of any other stock options heretofore granted to any person under any other Company plan relating to statutory or nonstatutory stock options, nor shall it affect any of the rights of any person to whom such a statutory or nonstatutory stock option was granted.


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                                   SECTION 19
                             EFFECTIVE DATE OF PLAN

         The plan shall become effective as of April 28, 1997.


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